SECURITIES AND EXCHANGE

COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 13, 2003

Date of Report

(Date of earliest event reported)

QLT INC.

(Exact name of registrant as specified in its charter)

Province of British
Columbia, Canada	0-17082	N/A
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

887 Great Northern Way, Vancouver, BC V5T 4T5, Canada
(Address of principal executive offices, including zip code)

(604) 872-7881
(Registrant’s telephone number, including area code)

Item 5.                                                           Other Events and Regulation FD Disclosure

On August 13, 2003, QLT Inc. (the “Company”) issued a press release announcing that the initial purchasers of its previously announced offering of $150 million 3.0% convertible senior notes due 2023 (the “Notes”) have exercised their full option to acquire an additional $22.5 million aggregate principal amount of Notes.  A copy of the press release issued by the Company is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7.                                                           Financial Statements, Pro Forma Financial Information and Exhibits

(c)           Exhibits

99.1                           Press release issued by QLT Inc. dated August 13, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 13, 2003

QLT INC.
By:	/s/ William J. Newell
	Name:	William J. Newell
	Title:	Senior Vice President and Chief Business Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by QLT Inc. dated August 13, 2003